EXHIBIT 1.1

                       NATIONAL CITY MORTGAGE CAPITAL LLC

              Mortgage Pass-Through Certificates, Series [____]-[__]

                             UNDERWRITING AGREEMENT

                                [_________], 20[__]

[Name of Underwriter]
[Address]

[Name of Underwriter]
[Address]

Ladies and Gentlemen:

      National City Mortgage Capital LLC, a Delaware limited liability company (the "Company"), proposes to sell to [____________________] ("_______") and
[________] ("[_____]" and together with [______], the "Underwriters") Mortgage Pass-Through Certificates, Series [____]-[__], Class [_______] Certificates (collectively, the "Certificates"), having the aggregate initial principal amounts and pass-through rates set forth on Exhibit A attached hereto. The Certificates, together with the Class [__] Certificates of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the "Pool") of certain one- to four-family first [and second] lien mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company.

      The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of [__________ ________] (the "Cut-off Date") among the Company, as depositor, National City Mortgage Co., as servicer, and [_____________], as trustee (the "Trustee"). The Certificates are described more fully in the Base Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to the Underwriters. This Underwriting Agreement is referred to herein as this "Agreement."

      Section 1. Representations, Warranties and Covenants.

      1.1 The Company represents and warrants to, and agrees with, each Underwriter that:

      (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-[________]) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Securities Act a supplement, dated [____________________] (the "Prospectus Supplement"), to the prospectus, dated [____________________] (the "Base Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-[_______]), including exhibits thereto and any information incorporated by reference therein, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Base Prospectus and the Prospectus Supplement and any information incorporated by reference therein, together with any amendment thereof or supplement thereto authorized by the Company prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus."

      (b) The Registration Statement, as of its effective date, conformed, and the Prospectus, as of the date of the Prospectus Supplement, will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates; and the Registration Statement, as of its effective date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to any information contained in or omitted from the Registration Statement or the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, which information is identified on Exhibit C attached hereto (the "Underwriter Information") The Issuer Free Writing Prospectus (as defined in Section 5.2), as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in either case at the Time of Sale to the applicable investor, when considered in conjunction with the Time of Sale Information, provided, however, that the Company makes no representation or warranty as to the effect of the exclusion from the Issuer Free Writing Prospectus of any information of the type specified in Exhibit B hereto as Supplemental Information. As used in this Agreement, "Time of Sale" means, as to any investor in the Certificates, the time at which such investor enters into a Contract of Sale (as defined in Section 5.3) for the Certificates, or if such Contract of Sale is subsequently terminated and a new Contract of Sale is entered into by mutual agreement between such investor and the applicable Underwriter in a manner sufficient to constitute a reformation of the contract within the contemplation of Section IV.2.c of Securities Act Release No. 33-8591, such time at which the new Contract of Sale is entered into, and "Time of Sale Information" means all information with respect to the offering of the Certificates which has been conveyed to an investor at the Time of Sale to such investor.

      (c) The Company is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an "ineligible issuer," as such term is defined in Rule 405 under the Securities Act.

      (d) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite power to own its properties and to conduct its business as presently conducted by it.

      (e) This Agreement has been duly authorized, executed and delivered by the Company.

      (f) As of the Closing Date (as defined below) the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct.

      1.2 Each Underwriter represents and warrants to and agrees with the Company that:

      (a) It will have funds available in its account at a bank at the time all documents are executed and the closing of the sale of the Certificates is completed except for the transfer of funds and the delivery of the Certificates. Such funds will be available for immediate transfer into the account of National City Mortgage Capital LLC maintained at such bank.

      (b) As of the date hereof and as of the Closing Date, it has complied with all of its obligations hereunder.

      (c) As of the date hereof and as of the Closing Date, that:

            (i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), it has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Certificates to the public in that Relevant Member State at any time:

                  (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                  (B) to any legal entity which has two or more of (1) an
            average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000; and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                  (C) in any other circumstances which do not require the
            publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

            For the purposes of this representation, the expression an "offer of Certificates to the public" in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            (ii) It has only communicated or cause to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

            (iii) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

      Section 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective percentage of the aggregate principal balance of the Certificates as of the Closing Date set forth opposite such Underwriter's name in Exhibit A hereto, at the applicable purchase price set forth in Exhibit A hereto. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date.

      Section 3. Delivery and Payment. Delivery of and payment for the Certificates shall be made at the office of Cadwalader, Wickersham & Taft LLP at 10:00 a.m., New York City time, on [_____________], or such later date as the Underwriters shall designate, which date and time may be postponed by agreement among the Underwriters and the Company (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates shall be made to you through the Depository Trust Company.

      Section 4. Offering by Underwriters.

      4.1 It is understood that the Underwriters propose to offer the Certificates for sale as set forth in the Prospectus and each Underwriter agrees that all such offers and sales by such Underwriter shall be made in compliance with all applicable laws and regulations. Each Underwriter will not offer, sell or otherwise distribute the Certificates (except for the sale thereof in exempt transactions) in any state in which the Certificates are not exempt from registration under state securities laws or Blue Sky laws (except where the Certificates will have been qualified for offering and sale at the direction of the Underwriters under such state securities laws or Blue Sky laws). In connection with such offering(s), each Underwriter agrees to provide the Company with information related to the offer and sale of the Certificates that is reasonably requested by the Company, from time to time (but not in excess of three years from the Closing Date), and necessary for complying with its tax reporting obligations, including, without limitation, the issue price of the Certificates.

      4.2 Each Underwriter agrees that it will not sell or transfer any Certificate or interest therein in the initial sale or transfer of such Certificate by such Underwriter in an amount less than the minimum denomination for such Certificate to be set forth in the Prospectus Supplement.

      4.3 Each Underwriter agrees that (i) if it delivers to an investor the Prospectus in portable document format ("PDF"), upon such Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and
(ii) it will provide to the Company any Underwriter Free Writing Prospectuses (as defined in Section 5.1), or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements.

      4.4 Each Underwriter covenants with the Company that after the final Prospectus is available it shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

      Section 5. Offering Communications; Free Writing Prospectuses.

      5.1 Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, the Underwriters shall not convey or deliver any written communication, as defined in Rule 405 under the Securities Act (a "Written Communication"), to any person in connection with the initial offering of the Certificates, unless such Written Communication (i) is made in reliance on and in conformity with Rule 134 under the Securities Act,
(ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) constitutes a "free writing prospectus," as defined in Rule 405 under the Securities Act (a "Free Writing Prospectus"). Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the Company, which may be withheld in its sole discretion, the Underwriters shall not convey or deliver in connection with the initial offering of the Certificates, any Free Writing Prospectus unless such Free Writing Prospectus contains only ABS Informational and Computational Material, as defined in Item 1101(a) of Regulation AB under the Securities Act ("ABS Informational and Computational Material"); provided, however, that any such Free Writing Prospectus may also contain a column showing the status of subscriptions for and allotments of the Certificates. The Underwriters shall not convey or deliver any ABS Informational and Computational Material in reliance on Rules 167 and 426 under the Securities Act. Any Free Writing Prospectus prepared by or on behalf of an Underwriter is referred to as an "Underwriter Free Writing Prospectus."

      5.2 The Company shall deliver to the Underwriters, not later than two business days following [_______________] (the "Bid Date"), a Free Writing Prospectus which contains general information about the offering, including the basic senior/subordinate structure of the Certificates (excluding the subdivision of the senior classes into tranches), the subordination percentage for the senior Certificates and the publicly offered subordinated Certificates, to the extent known by the Company, the expected parameters of the mortgage pool, risk factors applicable to Mortgage Loans of the type included in the mortgage pool, the identity of and material information about transaction parties known to the Company, the material tax and ERISA treatment of the Certificates and whether the Certificates will be "mortgage related securities" as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which contains a hyperlink to the Base Prospectus most recently filed by the Company with the Commission and a hyperlink to the portion of the Company's static pool website containing static pool information (such information, the "Applicable Static Pool Information") with respect to the series of Certificates (as determined by the Company) (the "Issuer Free Writing Prospectus").

      5.3 The Company will endeavor to file the Issuer Free Writing Prospectus with the Commission not later than two business days following the Bid Date, and the Underwriters shall not convey or deliver the Issuer Free Writing Prospectus to any person or entity until the Company has notified the Underwriters that it has completed such filing. Thereafter, the Issuer Free Writing Prospectus may be used by the Underwriters solely in connection with the marketing of the Certificates to institutional investors; provided however, each Underwriter shall not enter into any "contract of sale" with any investor, within the meaning of Rule 159 under the Securities Act (a "Contract of Sale"), with respect to any Certificates, unless prior to the Time of Sale to each investor in the Certificates, such Underwriter shall have (A) delivered to such investor the Issuer Free Writing Prospectus, together with any amendment or supplement thereto supplied by the Company to the such Underwriter sufficiently prior to the Time of Sale to such investor to reasonably permit delivery thereof by such Underwriter to such investor and (B) provided to such investor such of the Supplemental Information described in Exhibit B hereto that is then known or available to such Underwriter as such Underwriter, in the exercise of its judgment, shall have concluded is required to make the Issuer Free Writing Prospectus, when considered in conjunction with the Time of Sale Information, not misleading.

      5.4 Each Underwriter shall deliver to the Company each Underwriter Free Writing Prospectus prepared by it that contains any "issuer information," as defined in Rule 433(h) under the Securities Act and footnote 271 of Securities Act Release No. 33-8591 ("Issuer Information") if such Underwriter Free Writing Prospectus or the portion thereof consisting of Issuer Information is required to be filed by the Company with the Commission pursuant to Rule 433 under the Securities Act ("Rule 433").

      5.5 Any Underwriter Free Writing Prospectus that is required to be delivered pursuant to Section 5.4 shall be delivered by the applicable Underwriter to the Company no later than two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act; provided however, that if such Underwriter Free Writing Prospectus contains any information other than ABS Informational and Computational Material, it shall instead be delivered by the applicable Underwriter to the Company not later than two business days prior to the date of first use of such Free Writing Prospectus.

      5.6 Not later than one business day after the Underwriters have determined the final structure of all classes of Certificates, and in no event later than the fourth business day preceding the due date for filing the final Prospectus pursuant to Rule 424(b) under the Securities Act, the Underwriters shall prepare and deliver to the Company an Underwriter Free Writing Prospectus (which may consist of a term sheet) containing a description of the final structure of the Certificates, irrespective of whether such Underwriter Free Writing Prospectus has been or will be conveyed or delivered by the Underwriters to any investor in the Certificates.

      5.7 To facilitate the filing thereof by the Company, each Underwriter shall provide the Issuer Information contained in any Underwriter Free Writing Prospectus prepared by it that is required to be delivered to the Company pursuant to Section 5.4 or Section 5.6 in a separate document from the portion of such Free Writing Prospectus which contains information other than Issuer Information.

      5.8 Each Underwriter represents and warrants to the Company that the Underwriter Free Writing Prospectuses required to be furnished to the Company by it pursuant to Section 5.4 or Section 5.6 will constitute all Underwriter Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Certificates.

      5.9 Each Underwriter represents and warrants to the Company that each Underwriter Free Writing Prospectus provided by it to an investor in the Certificates did not, as of the Time of Sale to any prospective investor to which such Underwriter Free Writing Prospectus was conveyed, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading when considered in conjunction with the Time of Sale Information; provided however, such Underwriter makes no representation or warranty to the extent such misstatements or omissions were the result of any misstatements in or omissions from the Mortgage Loan Data supplied by the Company to the Underwriters which misstatements or omissions were not corrected by information subsequently supplied by the Company to the Underwriters sufficiently prior to the Time of Sale to the applicable investor to reasonably permit the delivery thereof by such Underwriter to such investor or, to the extent that such misstatements are a substantial restatement in all material respects of a misstatement made in the Issuer Free Writing Prospectus or such omissions are the result of omission from the Issuer Free Writing Prospectus (other than omissions which are the subject of Section 8.2(B) below) which misstatements or omissions were not corrected by information subsequently supplied by the Company sufficiently prior to the Time of Sale to the applicable investor to reasonably permit delivery thereof by such Underwriter to such investor.

      5.10 Unless the Company determines that such filing is not required under Rule 433, the Company agrees to file with the Commission, within the applicable time periods specified in Rule 433, the following:

      (i) Any Issuer Free Writing Prospectus; and

      (ii) Any Underwriter Free Writing Prospectus delivered by the Underwriters to the Company pursuant to Section 5.4 or Section 5.6 or, at the election of the Company, the portion of such Underwriter Free Writing Prospectus which consists of Issuer Information.

      5.11 Each Underwriter shall file with the Commission, within the applicable time period specified in Rule 433, any Free Writing Prospectus that is distributed by it or on behalf of it in a manner reasonably designed to lead to its broad, unrestricted dissemination. Any access codes or passwords needed by an Underwriter to complete a filing shall be provided by the Company.

      5.12 The Company and each Underwriter agrees that any Free Writing Prospectuses prepared by it shall contain substantially the following legend:

      The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx]

      5.13 Each Underwriter agrees to comply with the requirements of Rule 433 applicable to it, including, without limitation, the record retention requirements therein.

      5.14 Consistent with the manner in which written records are maintained for its own purposes, each Underwriter agrees to keep and maintain, for a period of not less than three years following the date of initial issuance of the Certificates, written records documenting, as to each investor in Certificates, the Time of Sale and the date on which each Issuer Free Writing Prospectus and each Underwriter Free Writing Prospectus was conveyed to such investor.

      5.15 In the event of any litigation or written notice of potential litigation against the Company or any of its affiliates with respect to the Certificates, each Underwriter shall, upon the request of the Company, make available to the Company copies of all records required to be maintained by it pursuant to Section 5.14 and any Free Writing Prospectus required to be retained by it pursuant to Section 5.13.

      5.16 (i) Each Underwriter will not enter into, and each Underwriter will obligate in writing each dealer to whom it sells any Certificates (which obligation may be in the form of a trade stipulation and which, in any event, shall name the Company as an intended third party beneficiary) not to enter into, any Contract of Sale with respect to the Certificates with any investor other than an institutional investor, unless such Underwriter or such dealer has delivered to such investor a copy of the final Prospectus.

      (ii) Each Underwriter shall not enter into any Contract of Sale with respect to the Certificates with any institutional investor unless such Underwriter complies with the prospectus delivery and notice requirements of Rules 172 and 173 under the Securities Act.

      5.17 (i) In the event that the Company becomes aware that the Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (other than as the result of the exclusion from the Issuer Free Writing Prospectus of information of the type specified in Exhibit B hereto as Supplemental Information) (such Free Writing Prospectus, a "Defective Issuer Free Writing Prospectus"), the Company shall notify the Underwriters thereof within one business day after discovery and the Company shall prepare and deliver to the Underwriters a Free Writing Prospectus which corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

      (ii) In the event that an Underwriter becomes aware that, as of the applicable Time of Sale to an investor in the Certificates, any Underwriter Free Writing Prospectus prepared by it or on behalf of it and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (such Free Writing Prospectus, a "Defective Underwriter Free Writing Prospectus" and, together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Company thereof within one business day after discovery.

      (iii) Each Underwriter shall, if requested by the Company:

            (A) prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Underwriter Free Writing Prospectus (such corrected Underwriter Free Writing Prospectus, a "Corrected Underwriter Free Writing Prospectus" and, together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

            (B) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a Contract of Sale;

            (C) provide such investor with the following:

                  (1) adequate disclosure of the contractual arrangement;

                  (2) adequate disclosure of the investor's rights under the existing Contract of Sale at the time termination is sought;

                  (3) adequate disclosure of the new information that is
            necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

                  (4) a meaningful ability to elect to terminate or not
            terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale; and

            (D) comply with any other requirements for reformation of the original Contract of Sale described in Section IV.2.c of Securities Act Release No. 33-8591.

      5.18 Each Underwriter covenants with the Company that it will make available to the Company, upon reasonable prior notice and at reasonable times during normal business hours, such personnel as are familiar with such Underwriter's compliance procedures for the purpose of answering questions concerning such Underwriter's practices and procedures for the preparation and dissemination of Written Communications concerning the Certificates to prospective investors prior to the delivery of the final Prospectus to such investors.

      5.19 Each Underwriter covenants with the Company that after the final Prospectus is available, it shall not distribute any Written Communication concerning the Certificates to a prospective investor unless such communication is preceded or accompanied by the final Prospectus. The foregoing covenant shall not apply to any secondary market offers or sales of the Certificates by such Underwriter.

      5.20 Each Underwriter agrees, upon request of the Company, to provide to the Company any information within the control of such Underwriter which the Company may reasonably request to enable the Company to timely and accurately meet its disclosure and reporting obligations under the Securities Act and the Exchange Act.

      5.21 Each Underwriter agrees to cause any credit enhancement provider, derivative counterparty, special servicer or credit risk manager arranged by it in connection with the Certificates to provide to the Company such narrative disclosure, financial information, including required accountants' consents, and other information as the Company may reasonably request to enable the Company to timely and accurately meet its disclosure and reporting obligations under the Securities Act and the Exchange Act.

      5.22 Notwithstanding any other provision herein, each Underwriter and the Company agree to pay all costs and expenses of the other parties including, without limitation, legal fees and expenses, incurred in connection with any successful action by an Underwriter or the Company against the other parties to enforce any of its rights set forth in this Section 5.

      5.23 It is understood and agreed that all information provided by an Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be a Free Writing Prospectus not containing Issuer Information.

      Section 6. Agreements. The Company agrees with the Underwriters that:

      6.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Company will furnish the Underwriters a copy of each such proposed amendment or supplement.

      6.2 The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

      6.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Securities Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the rules and regulations of the Commission thereunder, the Company promptly will prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

      6.4 The Company will furnish to the Underwriters, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as the Underwriters may reasonably request.

      6.5 The Company agrees, so long as the Certificates shall be outstanding, or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to the Underwriters the annual statement as to compliance delivered to the Trustee under the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee under the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

      6.6 The Company will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

      6.7 If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriters severally for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters have reasonably requested pursuant to
Section 6.4 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters. Except as herein provided, each Underwriter shall be responsible for paying all costs and expenses incurred by it, including the fees and disbursements of its counsel, in connection with the purchase and sale of the Certificates.

      6.8 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Securities Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise the Underwriters of the issuance of such stop order.

      Section 7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Certificates shall be subject to the following conditions:

      7.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Securities Act.

      7.2 Since the Bid Date there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company.

      7.3 The Company shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

      (a) the representations and warranties of the Company in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects; and

      (b) the Company has complied, in all material respects, with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

      7.4 The Underwriters shall have received the opinion of Jones Day, special counsel for the Company, dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.

      7.5 The Underwriters shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Underwriters, an opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.

      7.6 The Underwriters shall have received from [_______], certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriters and the Underwriters' counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the records of the Company excluding any questions of legal interpretation.

      7.7 The Certificates shall be rated not lower than the required ratings set forth on Exhibit A attached hereto, such ratings shall not have been rescinded and no public announcement shall have been made that either rating of the Certificates has been placed under review (otherwise than for possible upgrading).

      7.8 The Underwriters shall have received the opinion of [__________], counsel to the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

      The Company will furnish the Underwriters with conformed copies of the above opinions, certificates, letters and documents as the Underwriters reasonably request.

      Section 8. Indemnification and Contribution.

      8.1 The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, or in any revision or amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or in any preliminary or final quantitative data about the Mortgage Loans ("Mortgage Loan Data") supplied by the Company to the Underwriters, or (iii) in the case of an Issuer Free Writing Prospectus, the omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) in the case of the Mortgage Loan Data delivered by the Company to the Underwriters, the omission or alleged omission to include material data therein necessary to make the data therein not misleading, in the case of (ii), (iii) or (iv), at the Time of Sale to the applicable investor, when considered in conjunction with all other Time of Sale Information, and provided that such misstatement or omission was not corrected by information subsequently supplied by the Company to the Underwriters sufficiently prior to the Time of Sale to such investor to reasonably permit the delivery thereof by the applicable Underwriter to such investor, and the Company agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information or
(B) any omission or alleged omission to state a material fact in the Issuer Free Writing Prospectus necessary to make the statements therein not misleading at the Time of Sale to the applicable investor, when considered in conjunction with the Time of Sale Information, as a result of the exclusion from the Issuer Free Writing Prospectus of any information of the type specified in Exhibit B hereto as Supplemental Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      8.2 Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (i) to the same extent as the foregoing indemnities from the Company to the Underwriters, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information provided by such Underwriter or any revision or amendment thereof or supplement thereto or (ii) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based on, result from or arise out of (A) any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus, or any omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the Time of Sale to the applicable investor, when considered in conjunction with all other Time of Sale Information; except to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions are the result of untrue statements in or omissions from the Issuer Free Writing Prospectus (other than omissions which are the subject of Section 8.2(B) below) or any Mortgage Loan Data supplied by the Company to the Underwriters which, in any case, were not corrected by information subsequently supplied by the Company to the Underwriters sufficiently prior to the Time of Sale to the applicable investor to reasonably permit the delivery thereof by such Underwriter to such investor or (B) any omission or alleged omission to state a material fact in any Issuer Free Writing Prospectus necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the Time of Sale to the applicable investor, when considered in conjunction with all other Time of Sale Information, as a result of the exclusion from the Issuer Free Writing Prospectus of any information of the type specified in Exhibit B as Supplemental Information or (C) any failure by such Underwriter to deliver the Issuer Free Writing Prospectus to the applicable investor prior to the Time of Sale. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

      8.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 8.1 or 8.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 8.1 and by the Company in the case of parties indemnified pursuant to Section 8.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

      8.4 If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8.1 or 8.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party on the one hand and the indemnifying party on the other from the offering of the Certificates but also the relative fault of the indemnified party on the one hand and of the indemnifying party, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified party on the one hand and of the indemnifying party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party or by the indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      8.5 The Company and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 8.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 8.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8.6 The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Underwriters or on behalf of the Underwriters or any person controlling an Underwriter or by or on behalf of the Company and its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Certificates.

      Section 9. Termination. This Agreement shall be subject to termination by notice given to the Company, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 9, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed purchase and sale of the Certificates.

      Section 10. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or the officers of either the Company or any Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by any Underwriter or on such Underwriter's behalf or made by or on behalf of the Company or any of its officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

      Section 11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telegraphed and confirmed to [_________] at [___________], Attention: [__________] or,
[_________] at [___________], Attention: [__________] or, if sent to the
Company, will be mailed, delivered or telegraphed and confirmed to it at National City Mortgage Capital LLC, 3232 Newmark Drive, Miamisburg, Ohio 45342,
Attention: Kelly C. Johnson.

      Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

      Section 13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Section 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                            [Remainder of Page Blank]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart of this Underwriting Agreement, whereupon this letter and your acceptance shall represent a binding agreement among the Company and each Underwriter.

                                       Very truly yours,

                                       NATIONAL CITY MORTGAGE CAPITAL LLC

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title

      The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

[NAME OF UNDERWRITER]

By:
   ----------------------------------
   Name:
   Title:

[NAME OF UNDERWRITER]

By:
   ----------------------------------
   Name:
   Title:

                                                                       EXHIBIT A

Initial Principal Amount of Offered Certificates:
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                     Initial Principal
     Class                Amount                Pass-Through Rate
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Certificate Ratings:
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     Class       [Rating Agency]   [Rating Agency]
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                                                    Purchase Price
    Class         [Underwriter]    [Underwriter]      Percentage
------------------------------------------------------------------

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
                                                                       EXHIBIT B

                            SUPPLEMENTAL INFORMATION

      With respect to any investor, "Supplemental Information" means any of the following types of information, to the extent omitted from the Issuer Free Writing Prospectus:

      1. The structure of the Certificates being offered to such investor (such Certificates, the "Offered Certificates"), including general paydown rules, the interest rate or interest rate formula, if applicable, the anticipated price or price range, the yield to maturity and/or call, the weighted average life at the pricing speed and under such other scenarios as may be necessary to illustrate the material effects of prepayments or changes in interest rates on the Offered Certificates (with a description of any related prepayment, collateral and other assumptions), and other pricing information;

      2. The interest accrual period for the Offered Certificates;

      3. Whether the Offered Certificates represent interests in the entire mortgage pool or in one or more mortgage loan groups, the nature of such loan groups, any differences in the subordination levels of the Offered Certificates relating to such loan groups as a result of the division of the mortgage pool into more than one loan group by the Underwriters or as a result of the Underwriters dividing the subordinated certificates into more than one group and the nature of any cross-collateralization arrangements affecting the Offered Certificates.

      4. A description of any third party credit enhancement or any derivative instruments being selected by the Underwriters in connection with the Offered Certificates, together with the identity of and material information about any related provider or counterparty, to the extent known to the Underwriters, and the ratings assigned to such provider or counterparty; and

      6. The identity of and material information about any special servicer or credit risk manager selected by the Underwriters with respect to the Offered Certificates.

                                                                       EXHIBIT C

                             UNDERWRITER INFORMATION